EXHIBIT 3

Bylaws
of
PG&E Corporation
amended as of February 17, 2016

Article I.
SHAREHOLDERS.

1. Place of Meeting.  All meetings of the shareholders shall be held at the office of the Corporation in the City and County of San Francisco, State of California, or at such other place, within or without the State of California, as may be designated by the Board of Directors.

2. Annual Meetings.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.

Written notice of the annual meeting shall be given not less than ten (or, if sent by third‑class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat.  The notice shall state the place, day, and hour of such meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

Notice of any meeting of the shareholders shall be given, by mail or telegraphic or other written communication, postage prepaid, to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) otherwise properly brought before the annual meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Corporation pursuant to this Section or Section 3.  Other than director nominations pursuant to Section 3, to be timely, the shareholder's written notice must be received at the principal executive office of the Corporation not less than forty-five days before the date corresponding to the mailing date of the notice and proxy materials for the prior year's annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder's written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder's written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders.  Any shareholder's written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day.  To be proper, the shareholder's written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of the shareholder as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.  In addition, other than director nominations pursuant to Section 3, if the shareholder's written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Corporation beneficially owned by each such person, and (d) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section and Section 3.

3. Nominations of Directors Included in the Corporation's Proxy Materials.

(a) Inclusion of Shareholder Nominee in Proxy Statement.  Subject to the provisions of this Section 3, if expressly requested in the relevant Nomination Notice (as defined in Section 3(d) below), the Corporation shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders):  (i) the name of any person nominated for election (the "Shareholder Nominee"), which shall also be included on the Corporation's form of proxy and ballot, by any Eligible Shareholder (as defined in Section 3(c)(i) below) or group of up to 20 Eligible Shareholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 3 (such Eligible Shareholder or group of Eligible Shareholders being a "Nominating Shareholder"); (ii) disclosure about the Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Shareholder Nominee's election to the Board of Directors (subject, without limitation, to Section 3(e)(ii), provided that such statement does not exceed 500 words; and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Shareholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 3.

(b) Maximum Number of Shareholder Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of directors constituting 20 percent of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 3 (rounded down to the nearest whole number), but, in any event, not fewer than two (the "Maximum Number").  The Maximum Number for a particular annual meeting shall be reduced by:  (1) Shareholder Nominees whose nominations are subsequently withdrawn and (2) Shareholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting.  In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 3(d) but before the date of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Shareholder Nominees pursuant to this Section 3 for any annual meeting of shareholders exceeds the Maximum Number, then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation's common stock that each Nominating Shareholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee.  If, after the deadline for submitting a Nomination Notice as set forth in Section 2(d), a Nominating Shareholder becomes ineligible or withdraws its nomination, or a Shareholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the Corporation:  (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.

 (c) Eligibility of Nominating Shareholder.

(i) An "Eligible Shareholder" is a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 3(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 3 below or (2) provides to the Corporate Secretary of the Corporation, within the time period referred to in Section 3(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(ii) An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 3 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined in Section 3(c)(iii) below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation's common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders.  The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors or its designee, acting in good faith, that demonstrates compliance with the following criteria:  (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a "family of investment companies" or a "group of investment companies" (each as defined in the Investment Company Act of 1940, as amended).  For the avoidance of doubt, in the event of a nomination by a Nominating Shareholder that includes more than one Eligible Shareholder, any and all requirements and obligations for a given Eligible Shareholder or, except as the context otherwise makes clear, the Nominating Shareholder that are set forth in this Section 3, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder.  Should any Eligible Shareholder withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders.  As used in this Section 3, any reference to a "group" or "group of Eligible Shareholders" refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

(iii)                                   The "Minimum Number" of shares of the Corporation's common stock means 3 percent of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

 (iv)                         For purposes of this Section 3, an Eligible Shareholder "owns" only those outstanding shares of the Corporation's common stock as to which such Eligible Shareholder possesses both:  (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (A) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder's or any of its affiliates' full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates.  An Eligible Shareholder "owns" shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Shareholder's ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder.  An Eligible Shareholder's ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days' notice.  The terms "owned," "owning," and other variations of the word "own" shall have correlative meanings.  Whether outstanding shares of the Corporation are "owned" for these purposes shall be determined by the Board of Directors or its designee acting in good faith.  For purposes of this Section 3(c)(iv), the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act").

(v) No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

 (d) Nomination Notice.  To nominate a Shareholder Nominee pursuant to this Section 3, the Nominating Shareholder must submit to the Corporate Secretary of the Corporation all of the following information and documents in a form that the Board of Directors or its designee, acting in good faith, determines acceptable (collectively, the "Nomination Notice"), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year's annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year's annual meeting of shareholders and ends 30 days after the first anniversary date of the preceding year's annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Shareholder's agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder's continuous ownership of the Minimum Number of shares through the record date;

(ii) an agreement to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with Securities and Exchange Commission rules;

(iv) the written consent of each Shareholder Nominee to being named in the Corporation's proxy statement, form of proxy, and ballot as a nominee and to serving as a director if elected;

(v) a written notice of the nomination of such Shareholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Shareholder (including, for the avoidance of doubt, each group member in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders):  (1) the information that would be required to be set forth in a shareholder's notice of nomination pursuant to Article I, Section 2 of these Bylaws; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Shareholder's Shareholder Nominee(s); (5) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder's Shareholder Nominee(s) or any nominee of the Board of Directors); (6) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation's proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (7) a representation and warranty that the Shareholder Nominee's candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation's securities are traded (the "Stock Exchange Rules"); (8) a representation and warranty that the Shareholder Nominee:  (A) does not have any direct or indirect relationship with the Corporation that will cause the Shareholder Nominee to be deemed not independent pursuant to the Corporation's Corporate Governance Guidelines and director independence standards and otherwise qualifies as independent under the Corporation's Corporate Governance Guidelines, director independence standards, and the Stock Exchange Rules; (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (C) is a "non-employee director" for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee; and (F) meets the director qualifications set forth in the Corporation's Corporate Governance Guidelines; (9) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 3(c); (10) a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 3(c) through the date of the annual meeting; (11) details of any position of the Shareholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (12) if desired, a statement for inclusion in the proxy statement in support of the Shareholder Nominee's election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (13) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi) an executed agreement pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group) agrees:  (1) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation, and election; (2) to file any written solicitation or other communication with the Corporation's shareholders relating to one or more of the Corporation's directors or director nominees or any Shareholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or the Shareholder Nominee nominated by such Nominating Shareholder with the Corporation, its shareholders, or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly and severally with all other Eligible Shareholders, in the case of a group of Eligible Shareholders) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys' fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or Shareholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements, or representations under this Section 3; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the Corporation, its shareholders, or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Shareholder (including any Eligible Shareholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 3(c), to promptly notify the Corporation; and

(vii) an executed agreement by the Shareholder Nominee:  (1) to provide to the Corporation such other information, including completion of the Corporation's director nominee questionnaire, as the Board of Directors or its designee, acting in good faith, may request; (2) that the Shareholder Nominee has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation's Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, and any other Corporation policies and guidelines applicable to directors; and (3) that the Shareholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement, or understanding with any person or entity in connection with such person's nomination, candidacy, service, or action as director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Shareholder's submission of the Nomination Notice, (B) any agreement, arrangement, or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director (a "Voting Commitment") that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Shareholder's submission of the Nomination Notice, or (C) any Voting Commitment that could limit or interfere with the Shareholder Nominee's ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 3(d) shall be (i) provided with respect to and executed by each Eligible Shareholder in the group in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities.  The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 3(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Corporate Secretary of the Corporation.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder's statement in support) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Shareholder Nominee, if:  (1) the Corporation receives a notice that a shareholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Article I, Section 2 of these Bylaws; (2) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 3 or the Nominating Shareholder withdraws its nomination; (3) the Board of Directors or its designee, acting in good faith, determines that such Shareholder Nominee's nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Corporation's Articles of Incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including the Stock Exchange Rules; (4) the Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (5) the Corporation is notified, or the Board of Directors or its designee acting in good faith determines, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 3(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of any of the obligations, agreements, representations, or warranties of the Nominating Shareholder or the Shareholder Nominee under this Section 3.

 (ii) Notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Shareholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that:  (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association, or other entity, organization, or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule, or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

4. Special Meetings.  Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, or the President.  Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting.  Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, or the Corporate Secretary.

A special meeting so requested shall be held on the date requested, but not less than thirty‑five nor more than sixty days after the date of the original request.  Written notice of each special meeting of shareholders, stating the place, day, and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I, Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.

5. Voting at Meetings.  At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy.  The authority of proxies must be evidenced by a written document signed by the shareholder and must be delivered to the Corporate Secretary of the Corporation prior to the commencement of the meeting.

6. Shareholder Action by Written Consent.  Subject to Section 603 of the California Corporations Code, any action which, under any provision of the California Corporations Code, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any party seeking to solicit written consent from shareholders to take corporate action must deliver a notice to the Corporate Secretary of the Corporation which requests the Board of Directors to set a record date for determining shareholders entitled to give such consent.  Such written request must set forth as to each matter the party proposes for shareholder action by written consents (a) a brief description of the matter and (b) the class and number of shares of the Corporation that are beneficially owned by the requesting party.  Within ten days of receiving the request in the proper form, the Board shall set a record date for the taking of such action by written consent in accordance with California Corporations Code Section 701 and Article IV, Section 1 of these Bylaws.  If the Board fails to set a record date within such ten-day period, the record date for determining shareholders entitled to give the written consent for the matters specified in the notice shall be the day on which the first written consent is given in accordance with California Corporations Code Section 701.

Each written consent delivered to the Corporation must set forth (a) the action sought to be taken, (b) the name and address of the shareholder as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, (d) the name and address of the proxyholder authorized by the shareholder to give such written consent, if applicable, and (d) any material interest of the shareholder or proxyholder in the action sought to be taken.

Consents to corporate action shall be valid for a maximum of sixty days after the date of the earliest dated consent delivered to the Corporation.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Shareholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

Within three business days after receipt of the earliest dated consent solicited by the Soliciting Shareholders and delivered to the Corporation in the manner provided in California Corporations Code Section 603 or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Corporate Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors, or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholder or their representatives, or any other entity.  As soon as practicable after the earlier of (i) sixty days after the date of the earliest dated consent delivered to the Corporation in the manner provided in California Corporations Code Section 603, or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (a) the number of valid consents, (b) the number of valid revocations, (c) the number of valid and unrevoked consents, (d) the number of invalid consents, (e) the number of invalid revocations, and (f) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors' preliminary report within forty-eight hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a certified court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

Unless the consent of all shareholders entitled to vote have been solicited in writing, the Corporation shall give prompt notice to the shareholders in accordance with California Corporations Code Section 603 of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

Article II.
DIRECTORS.

1. Number.  As stated in paragraph I of Article Third of this Corporation's Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be twelve (12) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

2. Powers.  The Board of Directors shall exercise all the powers of the Corporation except those which are by law, or by the Articles of Incorporation of this Corporation, or by the Bylaws conferred upon or reserved to the shareholders.

3. Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve at the pleasure of the Board; provided, however, that, as required by this Corporation's Articles of Incorporation, the members of the Executive Committee (should the Board of Directors designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors.  Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board of Directors designating such committee and may have all the authority of the Board of Directors, except with respect to the matters set forth in California Corporations Code Section 311.

4. Time and Place of Directors' Meetings.  Regular meetings of the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the Vice Chairman of the Board, the Chief Executive Officer, or the President of the Corporation and contained in the notice of any such meeting.  Notice of meetings shall be delivered personally or sent by mail or telegram at least seven days in advance.

5. Special Meetings.  The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, or any five directors may call a special meeting of the Board of Directors at any time.  Notice of the time and place of special meetings shall be given to each Director by the Corporate Secretary.  Such notice shall be delivered personally or by telephone (or other system or technology designed to record and communicate messages, including facsimile, electronic mail, or other such means) to each Director at least four hours in advance of such meeting, or sent by first‑class mail or telegram, postage prepaid, at least two days in advance of such meeting.

6. Quorum.  A quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.

7. Action by Consent.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Directors individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

8. Meetings by Conference Telephone.  Any meeting, regular or special, of the Board of Directors or of any committee of the Board of Directors, may be held by conference telephone or similar communication equipment, provided that all Directors participating in the meeting can hear one another.

9. Majority Voting.  In any uncontested election, nominees receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected.  In any election that is not an uncontested election, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.

For purposes of these Bylaws, "uncontested election" means an election of directors of the Corporation in which, at the expiration of the times fixed under Article I, Section 2 and Section 3 of these Bylaws requiring advance notification of director nominees, or for special meetings, at the time notice is given of the meeting at which the election is to occur, the number of nominees for election does not exceed the number of directors to be elected by the shareholders at that election.

If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Article II, Section 9, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code, or (b) the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and Section 305 of the California Corporations Code.

Article III.
OFFICERS.

1. Officers.  The officers of the Corporation shall be elected by the Board of Directors and include a President, a Corporate Secretary, a Treasurer, or other such officers as required by law.  The Board of Directors also may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other such officers as may be appropriate, including the offices described below.  Any number of offices may be held by the same person.

2. Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors and preside at all meetings of the shareholders, of the Directors, and of the Executive Committee in the absence of the Chairman of that Committee.  The Chairman of the Board shall have such duties and responsibilities as may be prescribed by the Board of Directors or the Bylaws.  The Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character, and, in the absence or disability of the Chief Executive Officer, shall exercise the Chief Executive Officer's duties and responsibilities.

3. Vice Chairman of the Board.  The Vice Chairman of the Board shall be a member of the Board of Directors and have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws.  In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders; and, in the absence of the Chairman of the Executive Committee and the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Executive Committee.  The Vice Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

4. Chairman of the Executive Committee.  The Chairman of the Executive Committee shall be a member of the Board of Directors and preside at all meetings of the Executive Committee.  The Chairman of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board of Directors or the Bylaws.

5. Chief Executive Officer.  The Chief Executive Officer shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws.  If there be no Chairman of the Board, the Chief Executive Officer shall also exercise the duties and responsibilities of that office.  The Chief Executive Officer shall have authority to sign on behalf of the Corporation agreements and instruments of every character.  In the absence or disability of the President, the Chief Executive Officer shall exercise the President's duties and responsibilities.

6. President.  The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Bylaws. If there be no Chief Executive Officer, the President shall also exercise the duties and responsibilities of that office.  The President shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

7. Chief Financial Officer.  The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation.  The Chief Financial Officer shall render a statement of the Corporation's financial condition and an account of all transactions whenever requested by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President.

The Chief Financial Officer shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

8. General Counsel.  The General Counsel shall be responsible for handling on behalf of the Corporation all proceedings and matters of a legal nature.  The General Counsel shall render advice and legal counsel to the Board of Directors, officers, and employees of the Corporation, as necessary to the proper conduct of the business.  The General Counsel shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

9. Vice Presidents.  Each Vice President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.  Each Vice President's authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board of Directors.  The Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President may confer a special title upon any Vice President.

10. Corporate Secretary.  The Corporate Secretary shall attend all meetings of the Board of Directors and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose.  The Corporate Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Corporation.  The Corporate Secretary shall give, or cause to be given, all notices required either by law or the Bylaws.  The Corporate Secretary shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by the Corporate Secretary's signature.

The Corporate Secretary shall have such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Corporate Secretary.  In the absence or disability of the Corporate Secretary, the Corporate Secretary's duties shall be performed by an Assistant Corporate Secretary.

11. Treasurer.  The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation.  The Treasurer shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or any employee of the Corporation designated by the Board of Directors.  The Treasurer shall disburse such funds of the Corporation as have been duly approved for disbursement.

The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Bylaws.

The Assistant Treasurers shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer.  In the absence or disability of the Treasurer, the Treasurer's duties shall be performed by an Assistant Treasurer.

12. Controller.  The Controller shall be responsible for maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Corporation and all properties, assets, and liabilities of the Corporation.  The Controller shall render to the officers such periodic reports covering the result of operations of the Corporation as may be required by them or any one of them.

The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Bylaws.  The Controller shall be the principal accounting officer of the Corporation, unless another individual shall be so designated by the Board of Directors.

Article IV.
MISCELLANEOUS.

1. Record Date.  The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.  The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

2. Certificates; Direct Registration System.  Shares of the Corporation's capital stock may be certificated or uncertificated, as provided under California law.  Any certificates that are issued shall be signed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent, or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue.  Shares of the Corporation's capital stock may also be evidenced by registration in the holder's name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded.

Transfers of shares of stock of the Corporation shall be made by the Transfer Agent and Registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

3. Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Corporation, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

Article V.
AMENDMENTS.

1. Amendment by Shareholders.  Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

2. Amendment by Directors.  To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors; provided, however, that amendments to Article II, Section 9 of these Bylaws, and any other Bylaw provision that implements a majority voting standard for director elections (excepting any amendments intended to conform those Bylaw provisions to changes in applicable laws) shall be amended by the shareholders of the Corporation as provided in Section 1 of this Article V.